Exhibit 23.8

CONSENT OF QUALIFIED PERSON

I, Albert Thamm, in connection with Arcadium Lithium plc's Annual Report on Form 10-K for the year ended December 31, 2023 (the "Form 10-K"), consent to:

- the use by Arcadium Lithium plc (the "Company") of and references to the amended technical report summary titled "SEC Technical Report Summary, Mt Cattlin" (as amended, the "Technical Report Summary"), originally dated August 31, 2023 and amended on October 30, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the "SEC") and which is referenced in the Form 10-K as Exhibit 96.3 thereto and was filed as an exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-4 (File No. 333-273360), filed with the SEC on October 30, 2023, and portions of which are summarized in the Form 10-K;

- the incorporation by reference of the Technical Report Summary in the Company's Registration Statements on Form S-8 (File Nos. 333-276377 and 333-276378) (the "Registration Statements");

- the use of and references to my name, including my status as a "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) in connection with the Form 10-K and the Registration Statements; and

- any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified by me, that is or are included in the Form 10-K and incorporated by reference in the Registration Statements.

I am responsible for authoring or co-authoring with Mining Plus Pty Ltd., and this consent pertains to, Sections 1 (co-author), 2 (co-author), 3 through 9, 10 (co-author), 11, 15, 17, 20, 21, 22 (co-author), 23 (co-author), 24 (co-author) and 25 (co-author) of the Technical Report Summary, provided that, in accordance with the provisions set forth in §229.1302(f), I have relied on information provided by or on behalf of Allkem Limited as set forth in Section 25 of the Technical Report Summary. I certify that I have read the descriptions and references to the Technical Report Summary in the Form 10-K and the Registration Statements and that they fairly and accurately represent information in the Technical Report Summary for which I am responsible.

Date: February 29, 2024

By: ______________________

Name: Albert Thamm
Title: F.Aus.IMM
Location: